Exhibit 24(b)(8.6)
First Amendment to the Selling and Services Agreement and Participation Agreement

This First Amendment dated as of February 9, 2009 by and between ING Life Insurance and
Annuity Company (“ING Life”), ING Institutional Plan Services, LLP (“ING Institutional”), ING Financial
Advisers, LLC (“ING Financial”)(collectively “ING”) and American Beacon Advisers, Inc. (“Advisor, is
made to the Selling and Services Agreement and Fund Participation Agreement dated as of June 27, 2008
(the “Agreement”). Terms defined in the Agreement are used herein as therein defined.

WHEREAS, the parties wish to add ING Institutional to the Agreement; and

WHEREAS, the parties wish to make additional funds available under the Agreement.

NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties agree as follows:

1.		ING Institutional is hereby added to the Agreement as an additional recordkeeper, and all provisions in the Agreement relating to ING Life in its capacity as a recordkeeper in connection with the investment by Plans in the Funds are hereby amended to refer to both ING Life and ING Institutional. The defined term “ING” in the Agreement is hereby amended to include ING Life, ING Institutional, and ING
Financial.

2.		Paragraph 2 of the Agreement is hereby deleted in its entirety and replaced with the following:

	2.	Omnibus Account.

The parties agree that, with respect to each Fund, three omnibus accounts, each held in the name of the Nominee, shall be maintained (the “Account” or collectively, the
“Accounts”). One Account shall be maintained in connection with Plans for which ING
Life shall provide various recordkeeping and other administrative services, and a second
Account shall be maintained in connection with Plans for which ING Institutional shall provide various recordkeeping and other administrative services. A third Account held in the name of ING Life shall be maintained for those Plan assets directed for investment in the Fund through the Contracts. ING Institutional, as service agent for Plans, or ING
Life, as service agent for Plans or issuer of the Contracts, shall facilitate purchase and sale transactions with respect to the Accounts in accordance with the Agreement.

3.		Paragraphs 5 and 6 of the Agreement are hereby deleted in their entirety and replaced with the following:

	5.	Servicing Fees:

The provision of shareholder and administrative services to contract owners or to the Plans shall be the responsibility of ING Financial, ING Life, ING Institutional or the
Nominee and shall not be the responsibility of Distributor or Advisor. The Nominee, or
ING Life on behalf of its Separate Accounts, will be recognized as the sole shareholder of Fund shares purchased under this Agreement. It is further recognized that there will be a substantial savings in administrative expense and recordkeeping expenses by virtue of having one shareholder rather than multiple shareholders. In consideration of the administrative savings resulting from such arrangement, Advisor agrees to pay to ING

Life or ING Institutional, as appropriate, a servicing fee, as specified in Schedule C
(attached), based on the average net assets invested in the Funds through the Contracts or through ING Life’s or ING Institutional’s arrangements with Plans in each calendar quarter. Advisor will make such payments to ING Life or ING Institutional within thirty
(30) days after the end of each calendar quarter. Each payment will be accompanied by a statement showing the calculation of the fee payable to ING Life or ING Institutional for the quarter and such other supporting data as may be reasonably requested by ING Life or ING Institutional. If required by a Plan or by applicable law, ING Life or ING
Institutional shall have the right to allocate to a Plan or to Participant accounts in a Plan all or a portion of such servicing fees, or to use servicing fees it collects from Advisor to offset other fees payable by the Plan to ING Life or ING Institutional. ING Life and ING
Institutional acknowledge that Advisor is not a party to such allocation and ING Life and
ING Institutional represent to Advisor that any allocation it undertakes will be done in accordance with applicable laws.

	6.	12b-1 Fees.

To compensate ING Financial for its distribution of Fund Shares or shareholder services related to Fund Shares, Advisor shall make quarterly payments to ING
Financial, as specified in Schedule C (attached), based on the average net assets invested in the Funds through the Contracts or through ING Life’s or ING Institutional’s arrangements with Plans in each calendar quarter. Advisor will make such payments to
ING Financial within thirty (30) days after the end of each calendar quarter. Each payment will be accompanied by a statement showing the calculation of the fee payable to ING Financial for the quarter and such other supporting data as may be reasonably requested by ING Financial. If required by a Plan or by applicable law, ING Financial shall have the right to allocate to a Plan or to Participant accounts in a Plan all or a portion of such 12b-1 fees, or to use 12b-1 fees it collects from Advisor to offset other fees payable by the Plan to ING Financial. ING acknowledges that Advisor is not a party to such allocation and ING represents to Advisor that any allocation it undertakes will be done in accordance with applicable laws.

4.		The following is added as Section 13(e) to the Agreement:

(d) Representations of ING Institutional. ING Institutional represents and warrants:

(i) that it (1) is a limited liability company organized under the laws of the State of Delaware, (2) is in good standing in that jurisdiction, (3) is in material compliance with all applicable federal and state laws, (4) is duly licensed and authorized to conduct business in every jurisdiction where such license or authorization is required, and will maintain such license or authorization in effect at all times during the term of this
Agreement, and (5) has full authority to enter into this Agreement and carry out its obligations pursuant to it terms; and

(ii) that it is authorized under the Plans to (1) provide administrative services to the Plans and (2) facilitate transactions in the Fund through the Account.

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5.	The following replaces Section 15(d) of the Agreement:

(d) Notices. All notices and other communications hereunder shall be given or made in writing and shall be delivered personally, or sent by telex, facsimile, express delivery or registered or certified mail, postage prepaid, return receipt requested, to the party or parties to whom they are directed at the following address, or at such other addresses as may be designated by notice from such party to all other parties.

To ING:
Michael Pignatella
Counsel
ING Americas Legal Services
One Orange Way, C1S
Windsor, CT 06095
Fax: 860-580-4934

To Advisor:
American Beacon Advisors, Inc.
4151 Amon Carter Blvd., MD 2450
Fort Worth, TX 76155
Attn: President

To Distributor:
Foreside Fund Services, LLC
Two Portland Square
Portland, ME 04101
Attn: Chief Compliance Officer

Any notice, demand or other communication given in a manner prescribed in this Subsection (d)
shall be deemed to have been delivered on receipt.

6.	Exhibit III is hereby deleted and replaced by Schedules B and C, attached hereto.

7.	Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

8.	This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Amendment.

[Signatures appear on following page.]

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ING LIFE INSURANCE AND			ING INSTITUTIONAL PLAN SERVICES, LLC
ANNUITY COMPANY

By:	/s/ Lisa S. Gilarde		By:	/s/ Michelle Sheiowitz attorney in fact
Name:	Lisa S. Gilarde		Name:	Michelle Sheiowitz
Title:	Vice President		Title:	Vice President

ING FINANCIAL ADVISERS, LLC			AMERICAN BEACON ADVISORS, INC.

By:	/s/ David A. Kelsey		By:	/s/ Brian E. Brett
Name:	David A. Kelsey		Name:	Brian Brett
Title:			Title:	Vice President, Sales

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SCHEDULE B
List of Available Funds[1]
All Institutional class shares of American Beacon Funds
All PlanAhead class shares of American Beacon Funds
All Service class shares of American Beacon Funds
[1] The Small Cap Value Fund is closed to new investors.

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SCHEDULE C

Fee Schedule

As compensation for the services ING renders under the Agreement, Advisor will pay a fee to ING
Financial equal to on an annual basis the rate set forth below multiplied by the average daily value of the assets in ING accounts in the Funds.

Share Class	Institutional*	PlanAhead	Service

12b-1 Fees	%	%	%

Service Fees	%	%	%

Total Fees	%	%	%

* AmBeacon shall pay ING Financial a fee of % on each new account in the Institutional Class of certain Funds created after the effective date of this Amendment with a minimum initial investment of $
and which maintains a minimum average balance of $			in a Fund within the Institutional Class. ING
Financial will provide AmBeacon with information regarding the account assets, along with supporting data, at the end of each calendar quarter. Asset accumulation, share class exchanges and the following
Funds of the Institutional Class do not qualify for payment: Short Term Bond Fund, Intermediate Bond
Fund, S&P 500 Index Fund, Small Cap Index Fund, International Equity Index Fund, TIPS Fund, and
Money Market Fund.

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